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                                                                     Exhibit 8.1

                       [LETTERHEAD OF ALSTON & BIRD LLP]

                                January 30, 2002

JDN Realty Corporation
359 East Paces Ferry Road, NE
Suite 400
Atlanta, GA 30305

         Re:  Registration Statement on Form S-3


Ladies and Gentlemen:

         We are acting as special tax counsel to JDN Realty Corporation, a Maryland corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 248,000 shares of the Company's common stock, par value $.01 per share (collectively, the "Shares") which are being offered for the account of the selling stockholder named in the Registration Statement. This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(8) of Regulation S-K.

         You have requested that we provide an opinion concerning certain of the federal income tax consequences to the Company of its election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") and related matters.

         In the preparation of this opinion, we have relied solely on (i) various facts and factual assumptions as set forth in the Registration Statement, and (ii) certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the "Certificate"), dated January 30, 2002, attached hereto as Exhibit A. For purposes hereof, items
(i) and (ii) are referred to collectively herein as the "JDN Opinion Materials". We have made no independent inquiry as to the factual matters set forth herein. In addition, we have examined no documents other than those identified in items
(i) and (ii) for purposes of this opinion and, therefore, our opinion is limited to matters determined through such an examination.

         In rendering the opinion set forth herein, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

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JDN Realty Corporation
January 30, 2002
Page 2

         Except as specifically otherwise identified, we are opining herein with respect to only the federal income tax laws of the United States and we express no opinion with respect to other federal laws, the laws of any other jurisdiction, the laws of any state or as to any matters of municipal law or the laws of any other local agencies within any state.

         Based solely on our review of the JDN Opinion Materials, we are of the opinion that the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable years ended December 31, 1994, through December 31, 2000, and that the Company is in a position to continue its qualification and taxation as a REIT within the definition of Section 856(a) of the Code for the taxable year that ended December 31, 2001, and for the taxable year that will end December 31, 2002. With respect to 2001 and 2002, we note that the Company's status as a REIT at any time during such year is dependent, among other things, upon the Company meeting the requirements of Sections 856 through 860 of the Code throughout such year and for the year as a whole. The Company has not yet made a final determination of financial and operational results and has not prepared its tax returns for its taxable year that ended December 31, 2001. Accordingly, it is not possible to assure that the Company satisfied the requirements to be a REIT during the taxable year that ended December 31, 2001. Also, with respect to the taxable year that will end December 31, 2002, because the Company's satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, it is not possible to assure that the Company will satisfy the requirements to be a REIT during such taxable year. Notwithstanding the foregoing, nothing has come to our attention that would indicate the Company (i) has not satisfied such requirements for the taxable year that ended December 31, 2001, or (ii) will not be able to satisfy such requirements for the taxable year that will end December 31, 2002.

         This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Certificate may affect the opinion stated herein.

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JDN Realty Corporation
January 30, 2002
Page 3


         This opinion is furnished by us to you solely for your use in connection with the filing of the Registration Statement, and neither you nor any other person may rely on this opinion for any other reason. No opinion other than that expressly contained herein may be inferred or implied. This opinion may not be reproduced, circulated, quoted or relied upon by anyone else without our prior written consent. We have no obligation to update this opinion.

         We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                     Very truly yours,

                                                     ALSTON & BIRD LLP


                                                     By: /s/ Pinney L. Allen
                                                         -------------------
                                                     Pinney L. Allen, Partner